Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 of our report dated June 29, 2009, relating to the financial statements of Cimatron Ltd., appearing in the Annual Report on Form 20-F of Cimatron Ltd., for the year ended December 31, 2008. We also consent to the reference to us under the headings “Experts” in such Prospectus.

Brightman Almagor Zohar & Co.
A Member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
September 7, 2009